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                                   EXHIBIT 5.1

                         SHUMAKER, LOOP & KENDRICK, LLP
                           2800 BANK OF AMERICA PLAZA
                           101 EAST KENNEDY BOULEVARD
                             POST OFFICE BOX 172609
                            TAMPA, FLORIDA 33672-0609

                                  July 27, 2001

WJ Communications, Inc.
401 River Oaks Parkway
San Jose, California  95134

         Re:  Registration Statement on Form S-8 of WJ Communications, Inc.

Ladies and Gentlemen:

         We have assisted WJ Communications, Inc. (the "Company") in connection with the preparation and filing of its Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of an aggregate of 3,500,000 shares of the common stock of the Company, par value $.01 per share (the "Shares"), to be offered pursuant to: (1) the WJ Communications, Inc. 2001 Employee Stock Incentive Plan, and (2) the WJ Communications, Inc. 2001 Employee Stock Purchase Plan (collectively the "Plans").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

         Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

         This opinion letter is limited to the federal laws of the United States and the general corporation laws of the State of Delaware, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

         The undersigned hereby consents to the filing this opinion as Exhibit
5.1 to the Registration Statement on Form S-8 and to the use of its name in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 17 of the Act.

                                       Very truly yours,


                                       /s/ Shumaker, Loop & Kendrick, LLP
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                                       SHUMAKER, LOOP & KENDRICK, LLP